                                                                Exhibit 7.1














                                       BYLAWS

                                         of

                               HOWARD HEINZ ENDOWMENT

                       (a Pennsylvania nonprofit corporation)



                               Adopted May 17, 1993

                                  Index to Bylaws
                                  ---------------

         Section                                                       Page

                                     ARTICLE I
                                  NAME AND PURPOSE
                                  ----------------

          1.01        Name..........................................     1
          1.02        Purpose.......................................     1
          1.03        Private Foundation Restrictions...............     1


                                     ARTICLE II
                                     DIRECTORS
                                     ---------

          2.01        Number, Election and Term of Office...........     1
          2.02        Regular Meetings; Notice......................     2
          2.03        Annual Meeting of the Board...................     3
          2.04        Special Meetings; Notice......................     3
          2.05        Organization..................................     3
          2.06        Meetings by Telephone.........................     4
          2.07        Presumption of Assent.........................     4
          2.08        Catastrophe...................................     4
          2.09        Resignations..................................     4
          2.10        Removal.......................................     4
          2.11        Committees....................................     4
          2.12        Vacancies.....................................     5
          2.13        Personal Liability of Directors...............     5
          2.14        Compensation of Directors.....................     5

                                    ARTICLE III
                               OFFICERS AND EMPLOYEES
                               ----------------------

          3.01        Executive Officers............................     6
          3.02        Additional Officers; Other Agents and
                        Employees...................................     6
          3.03        The Chairperson and Chief Executive Officer...     6
          3.04        Executive Vice President/Executive Director...     6
          3.05        Other Vice Presidents.........................     7
          3.06        The Secretary and Assistant Secretaries.......     7
          3.07        The Treasurer and Assistant Treasurers........     7
          3.08        Vacancies.....................................     8
          3.09        Delegation of Duties..........................     8


                                     ARTICLE IV
                 MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS
                 --------------------------------------------------


          4.01        Execution of Notes, Checks, Contracts
                        and Other Instruments.......................     8
          4.02        Voting Securities Owned by Corporation........     8

                                     ARTICLE V
                                 GENERAL PROVISIONS
                                 ------------------

          5.01        Offices.......................................     9
          5.02        Corporate Seal................................     9
          5.03        Fiscal Year...................................     9
          5.04        Annual Report.................................     9
          5.05        Gender........................................     9


                                     ARTICLE VI
                                     AMENDMENTS
                                     ----------

          6.01        Amendments....................................     9

                               HOWARD HEINZ ENDOWMENT
                                       Bylaws
                                       ------

                                     ARTICLE I
                                  NAME AND PURPOSE
                                  ----------------


                   Section 1.01.  Name.  The name of the Corporation is
                                  ----
         Howard Heinz Endowment (hereinafter referred to as the "Corporation"), incorporated under the Pennsylvania Nonprofit Corporation Law of 1988 on May 17, 1993.

                   Section 1.02.  Purpose. The Corporation was incorporated
                                  -------
         exclusively for religious, charitable, scientific, literary and educational purposes, and the prevention of cruelty to children and animals, all within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as the same may be amended or modified or replaced by any future United States internal revenue law (the "Code"). Distributions from the Corporation shall be limited (a) to organizations described in Section 501(c)(3) of the Code which have operations within the Commonwealth of Pennsylvania or (b) for purposes described in Section 501(c)(3) of the Code which promote the interests of residents of the Commonwealth of Pennsylvania. The Corporation shall make annual distributions of at least $35,000 to the Sarah Heinz House Association, a Pennsylvania nonprofit corporation, provided that at the time of any such distribution the Sarah Heinz House Association shall be an organization described in Section 501(c)(3) of the Code.

                   Section 1.03.  Private Foundation Restrictions.
                                  -------------------------------
         Notwithstanding any other provision of these Bylaws, the Corporation shall be prohibited from engaging in any act of self-dealing (as defined in Section 4941(d) of the Code); from retaining any excess business holdings (as defined in Section 4943(c) of the Code); from making any investments in such manner as to subject the Corporation to tax under Section 4944 of the Code; and from making any taxable expenditures (as defined in Section 4945(d) of the Code), to the extent any action therewith would subject the Corporation to tax under one or more of the cited sections of the Code. To the extent required, the Corporation shall make qualifying distributions at such time and in such manner as not to subject the Corporation to tax under
         Section 4942 of the Code.

                                     ARTICLE II
                                     DIRECTORS
                                     ---------

                   Section 2.01.  Number, Election and Term of Office.  The
                                  -----------------------------------
         number of Directors which shall constitute the full Board of Directors shall be as fixed from time to time by the Board of Directors but shall not be less than six nor more than twenty-five. The Board shall be divided into two classes:
         Permanent Directors and Term Directors. The number of Directors in each class shall be determined by the Permanent Directors, limited as set forth below.

                   Permanent Directors shall be elected by the then serving Permanent Directors; provided, however, that as long as Teresa Heinz shall hold the office of Chairperson and Chief Executive Officer, the Chairperson and Chief Executive Officer, in consultation with the other Permanent Directors, shall appoint the Permanent Directors. Each Permanent Director shall have the right to serve from the time of election for the remainder of his life or until his earlier resignation or incapacity. The initial Permanent Directors shall be Teresa Heinz, Drue Heinz, Joseph W. Oliver, William Rea, William W. Scranton, and H. John Heinz IV. Upon the death, resignation, or incapacity of a Permanent Director, or an increase in the number of Permanent Directors, only lineal descendants (whether by birth or adoption) and spouses of such descendants of Howard Heinz, the original donor of the predecessor Trust of the Corporation, may be elected as Permanent Directors. For purposes of these bylaws, an individual shall no longer be deemed to be the spouse of a lineal descendant of Howard Heinz upon a final decree of divorce by a court of competent jurisdiction, and any such divorced spouse shall be deemed to have surrendered his position as a Permanent Director by reason of incapacity.

                   The Term Directors shall be elected (and may be removed) by the Permanent Directors; provided, however, that as long as Teresa Heinz shall hold the office of Chairperson and Chief Executive Officer, the Chairperson and Chief Executive Officer, in consultation with the other Permanent Directors, shall appoint (and may remove) the Term Directors. The Term Directors shall be elected for a term of three years and may be re-elected for unlimited additional terms of three years. There shall always be at least one Term Director who is representative of and designated by Mellon Bank, N.A., or its successor. The initial Term Directors shall be Howard M. Love and William B. Ouzts, as representative of Mellon Bank, N.A. Each Term Director shall hold office from the time of his appointment, but shall be responsible as a Director from such time only if he consents to his appointment; otherwise from the time he accepts office or attends his first meeting of the Board. Each Term Director shall serve until his successor is duly appointed, or until his earlier death, resignation or removal. The duties and responsibilities of the Term Directors shall be same as the duties and responsibilities of the Permanent Directors, except as limited herein.

                   Section 2.02.  Regular Meetings; Notice.  Regular
                                  ------------------------
         meetings of the Board of Directors shall be held at such time and place as shall be designated by the Directors from time to time. Notice of such regular meetings shall not be required, except as otherwise expressly required herein or by law, and except that whenever the time or place of regular meetings shall be initially fixed and then changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action. Any business may be transacted at any regular meeting of the Directors.

                   Section 2.03.  Annual Meeting of the Board.  A regular
                                  ---------------------------
         meeting of the Board of Directors shall be held at such date, time and place as may be fixed by the Board of Directors. Such regular meeting shall be the annual organization meeting at which the Board shall discuss the succeeding year's goals and may transact any other related business.

                   Section 2.04.  Special Meetings; Notice.  Special
                                  ------------------------
         meetings of the Board of Directors, may be called at any time by the Chairperson and Chief Executive Officer, to be held at such place and day and hour as shall be specified by the Chairperson and Chief Executive Officer. Notice of every special meeting of the Board of Directors shall be given by the Secretary to each Director at least two days before the meeting. Any business may be transacted at any special meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

                   Section 2.05.  Organization.  At all meetings of the
                                  ------------
         Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business; provided, however, that if the number of Term Directors exceeds the number of Permanent Directors, the presence of at least a majority of each class of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either by being sent by telegraph or given personally or by telephone at least eight hours prior to the hour of reconvening. Resolutions of the Board shall be adopted, and any action of the Board upon any matter shall be valid and effective, with the affirmative vote of a majority of the Directors present at a meeting duly convened and at which a quorum is present; provided, however, that if the number of Term Directors exceeds the number of Permanent Directors, the affirmative vote of a majority of each class of Directors present at a meeting duly convened and at which a quorum is present shall be necessary. The Chairperson and Chief Executive Officer, if present, or if not, a Director designated by the Board, shall preside at each meeting of the Board. The Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate a person to take the minutes of the meeting.

                   Section 2.06.  Meetings by Telephone.  One or more
                                  ---------------------
         Directors may participate in any regular or special meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner by a Director shall be considered to be attendance in person for all purposes under these Bylaws.

                   Section 2.07.  Presumption of Assent.  Minutes of each
                                  ---------------------
         meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary at or within two days after such succeeding meeting.

                   Section 2.08.  Catastrophe.  Notwithstanding any other
                                  -----------
         provisions of the Pennsylvania Nonprofit Corporation Law of 1988, the Articles or these Bylaws, if any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, or any other national or local disaster, causes a majority of the Board to be incapable of acting as such because of death or other physical disability or difficulties of communication or transportation, the other Director or Directors shall constitute a quorum for the sole purpose of electing Directors to replace the Directors so incapable of acting. The Directors so elected shall serve until such replaced Directors are able to attend meetings of the Board or until the Board acts to elect Directors for such purpose. Questions as to the existence of such an emergency or disaster or as to the fact of such incapacity shall be conclusively determined by such other Director or Directors.

                   Section 2.09.  Resignations.  Any Director may resign by
                                  ------------
         submitting his resignation to the Secretary. Such resignation shall become effective upon its receipt by the Secretary or as otherwise specified therein.

                   Section 2.10.  Removal.  The Permanent Directors may
                                  -------
         remove any Term Director who, in their sole and absolute discretion, is not adequately performing his duties as a Term Director; provided, however, that as long as Teresa Heinz shall hold the office of Chairperson and Chief Executive Officer, the Chairperson and Chief Executive Officer, in consultation with the Permanent Directors, may remove any Term Director who, in her discretion, is not adequately performing his duties as a Term Director.

                   Section 2.11.  Committees.  Standing or temporary
                                  ----------
         committees, which may include an Executive Committee, consisting of at least two Directors, may be appointed by the Directors from time to time. Each such committee shall have and may exercise such authority of the Board of Directors in the management of the business and affairs of the Corporation as the Directors may specify from time to time, which may include any action which the Pennsylvania Nonprofit Corporation Law of 1988 provides shall or may be taken by the Board of Directors. The Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee, and in the event of such absence or disqualification, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

                   Section 2.12.  Vacancies.  Any vacancy that shall occur
                                  ---------
         in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or any other cause whatever shall be filled in the manner provided for in Section
         2.01 hereof with respect to the election or appointment of Directors, and each person so elected or appointed shall be a Director until he or his successor is appointed or until his prior death, resignation or removal.

                   Section 2.13.  Personal Liability of Directors.
                                  -------------------------------
                   (a)  Elimination of Liability.   To the fullest extent
                        ------------------------
         that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

                   (b)  Nature and Extent of Rights.  The provisions of
                        ---------------------------
         this Section shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while this
         Section is in effect and each such Director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any Bylaw or provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, Bylaw or provision.

                   Section 2.14  Compensation of Directors.  The
                                 -------------------------
         Corporation shall be authorized and empowered to pay the Directors reasonable compensation for services rendered to the Corporation, provided such payments do not result in the Corporation's failure to be described in section 501(c)(3) of the Code or in the imposition of excise taxes under Chapter 42 of the Code.

                                    ARTICLE III
                               OFFICERS AND EMPLOYEES
                               ----------------------

                    Section 3.01.  Executive Officers.  The Executive
                                   ------------------
         Officers of the Corporation shall be the Chairperson and Chief Executive Officer, the Executive Vice President/Executive Director, the Secretary, and the Treasurer, and may include one or more other Vice Presidents as the Board may from time to time determine, all of whom shall be elected by the Board of Directors as provided below. Any two or more offices may be held by the same person.

                   Section 3.02.  Additional Officers; Other Agents and
                                  -------------------------------------
         Employees.  The Board of Directors may from time to time appoint
         ---------
         or employ such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the Chairperson and Chief Executive Officer shall prescribe their duties, conditions of employment and compensation and dismiss them at any time without prejudice to their contract rights, if any. The Chairperson and Chief Executive Officer may employ from time to time such other agents, employees and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them at any time, without prejudice to their contract rights, if any.

                   Section 3.03.  The Chairperson and Chief Executive
                                  -----------------------------------
         Officer.  The Chairperson and Chief Executive Officer shall be
         -------
         elected from among Permanent Directors by the Permanent Directors; provided, however, that only lineal descendants (whether by birth or adoption) and spouses of such descendants of Howard Heinz, the original donor of the predecessor Trust of the Corporation, may be elected as Chairperson and Chief Executive Officer. The Chairperson and Chief Executive Officer shall preside at all meetings of the Board as provided herein. The Chairperson and Chief Executive Officer shall have general supervision of and general management and executive powers over all the property, operations, business, affairs and employees of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The Chairperson and Chief Executive Officer shall exercise such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors.

                   Section 3.04.  The Executive Vice President/Executive
                                  --------------------------------------
         Director.  The Executive Vice President/Executive Director shall
         --------
         have general executive powers, subject to the control of the Chairperson and Chief Executive Officer. The Executive Vice President/Executive Director shall exercise such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors or the Chairperson and Chief Executive Officer. At the request of the Chairperson and Chief

         Executive Officer, or in his absence or disability, the Executive Vice President/Executive Director shall exercise the powers and duties of the Chairperson and Chief Executive Officer.

                   Section 3.05.  Other Vice Presidents.  The Vice
                                  ---------------------
         Presidents may be given by resolution of the Board general executive powers, subject to the control of the Executive Vice President/Executive Director, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors or the Executive Vice President/Executive Director.

                   Section 3.06.  The Secretary and Assistant Secretaries.
                                  ---------------------------------------
         It shall be the duty of the Secretary (a) to keep an original or duplicate record of the proceedings of the Board of Directors, and a copy of the Articles and of the Bylaws; (b) to give such notices as may be required by law or these Bylaws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; and (d) to exercise all powers and duties incident to the office of Secretary; and such further powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors or the Chairperson and Chief Executive Officer. The Secretary by virtue of his office shall be an Assistant Treasurer. Each officer of the Corporation by virtue of his office shall be an Assistant Secretary. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the Chairperson and Chief Executive Officer, the Executive Vice President/ Executive Director or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall exercise the powers and duties of the Secretary.

                   Section 3.07.  The Treasurer and Assistant Treasurers.
                                  --------------------------------------
         It shall be the duty of the Treasurer (a) to keep the Corporation's contracts, insurance policies, leases, deeds and other business records; (b) to see that the Corporation's lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) to be the principal officer in charge of tax and financial matters, budgeting and accounting of the Corporation;
         (d) to have charge and custody of and be responsible for the Corporation's funds, securities and investments; (e) to receive and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as shall be designated by the Board of Directors; (f) to cause the funds of the Corporation to be disbursed by payment in cash or by checks or drafts upon the authorized depositories of the Corporation, and to cause to be taken and preserved proper vouchers for such disbursements; (g) to render to the Chairperson and Chief Executive Officer and the Board of Directors whenever they may require it an account of all his transactions as Treasurer, and reports as to the financial position and operations of the Corporation; (h) to keep appropriate, complete and accurate books and records of account of all the Corporation's business and transactions; and (i) to exercise all powers and duties incident to the office of Treasurer; and such further duties from time to time as may be prescribed in these Bylaws or by the Board of Directors, the Chairperson and Chief Executive Officer or the Executive Vice President/Executive Director. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the Chairperson and Chief Executive Officer, the Executive Vice President/Executive Director, or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall exercise the powers and duties of the Treasurer.

                   Section 3.08.  Vacancies.  Any vacancy in any office or
                                  ---------
         position by reason of death, resignation, removal, disqualification, disability or other cause shall be filled in the manner provided in this Article III for regular election or appointment to such office.

                   Section 3.09.  Delegation of Duties.  The Board of
                                  --------------------
         Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

                                     ARTICLE IV
                 MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS
                 --------------------------------------------------

                   Section 4.01.  Execution of Notes, Checks, Contracts and
                                  -----------------------------------------
         Other Instruments.  All notes, bonds, drafts, acceptances, checks,
         -----------------
         endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Corporation whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Corporation, may be signed by the Chairperson and Chief Executive Officer, the Executive Vice President/Executive Director, any Vice President or the Treasurer, and authority to sign any of the foregoing, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board of Directors, which authority may be general or confined to specific instances.

                   Section 4.02.  Voting Securities Owned by Corporation.
                                  --------------------------------------
         Securities owned by the Corporation and having voting power in any other corporation shall be voted by the Chairperson and Chief

         Executive Officer, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies, with general power of substitution.


                                     ARTICLE V
                                 GENERAL PROVISIONS
                                 ------------------

                   Section 5.01.  Offices.  The principal business office
                                  -------
         of the Corporation shall be at 30 CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the Corporation may require.

                   Section 5.02.  Corporate Seal.  The Board of Directors
                                  --------------
         shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

                     Section 5.03.  Fiscal Year.  The fiscal year of the
                                    -----------
         Corporation shall end on such day as shall be fixed by the Board of Directors.

                   Section 5.04.  Annual Report.  To the extent necessary,
                                  -------------
         the Executive Vice President/Executive Director and Treasurer shall present an annual report to the Board of Directors in accordance with Section 5553 of the Pennsylvania Nonprofit Corporation Law of 1988.

                   Section 5.05.  Gender.  Use of the masculine gender is
                                  ------
         for convenience only and shall be deemed to include the feminine gender.


                                     ARTICLE VI
                                     AMENDMENTS
                                     ----------

                   Section 6.01.  Amendments.  These Bylaws may be amended,
                                  ----------
         altered or repealed, and new bylaws may be adopted, only by the Permanent Directors at any regular or special meeting. No provision of these Bylaws shall vest any property or contract right in any person.